Exhibit 99.1

ENERGEN CORPORATION

ANNUAL INCENTIVE COMPENSATION PLAN

(Amended as of October 25, 2006)

1. PURPOSE.

The purposes of the Plan are to enable the Company and its subsidiaries to attract, retain, motivate and reward qualified executive officers and key employees by providing them with the opportunity to earn incentive compensation linked to the Company's performance. The Plan contains provisions intended to allow such incentives to be structured in a manner that qualifies for the performance-based exception to Section 162(m) of the Internal Revenue Code.

2. DEFINITIONS.

Unless the context requires otherwise, the following words as used in the Plan shall have the meanings ascribed to each below, it being understood that masculine, feminine and neuter pronouns are used interchangeably and that each comprehends the others.

(a) "Board" shall mean the Board of Directors of the Company.

(b) "Committee" shall mean the Officers Review Committee of the Board (or such other committee of the Board that the Board shall designate from time to time) or any subcommittee thereof comprised of two or more directors each of whom is an "outside director" within the meaning of Section 162(m).

(c) "Company" shall mean Energen Corporation.

(d) "Covered Employee" shall mean (i) the Company's Chief Executive Officer and (ii), subject to change from time to time at the discretion of the Committee, the Company's Chief Financial Officer, the Company's General Counsel, the Chief Operating Officer of Alabama Gas Corporation, and the Chief Operating Officer of Energen Resources Corporation.

(e) "Participant" shall mean those executive officers and key employees of the Company or a Subsidiary designated by the Committee as participants under the Plan.

(f) "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Section 162(m).

(g) "Plan" shall mean the Energen Corporation Annual Incentive Compensation Plan, as set forth herein and as it may be amended from time to time.

(h) "Plan Year" shall mean the fiscal year of the Company or such other period as may be determined by the Committee.

(i) "Section 162(m)" shall mean Section 162(m) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(j) "Subsidiary" shall mean and include any corporation which is included in the affiliated group of the Company, as such term is defined in Section 1504 of the Code, without regard to Section 1504(b), provided, however, that a corporation which itself has capital stock which is publicly held shall not be considered a "Subsidiary."

3. ADMINISTRATION.

The Committee shall administer and interpret the Plan. Any determination made by the Committee under the Plan shall be final and conclusive. The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company or a Subsidiary) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant or agent and any computation received from such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual's willful misconduct.

4. TERMS AND CONDITIONS OF INCENTIVES.

    ESTABLISHMENT OF PERFORMANCE OBJECTIVES AND INCENTIVE OPPORTUNITY. Within 90 days of the commencement of each Plan Year (or such later time as may be permitted for performance-based compensation under Section 162(m)), the Committee shall establish written performance objectives and a cash incentive opportunity for each Participant chosen to receive an incentive for such Plan Year. At the time of setting the performance objectives, the Committee shall specify the formula to be used in calculating each of the criteria on which an incentive is based and their relative weights. The incentive opportunity shall be expressed as an amount of cash or percentage of salary. The Committee may also specify a minimum acceptable level of achievement of the relevant performance objectives, as well as one or more additional levels of achievement, and a formula to determine the percentage of the incentive opportunity earned by the employee upon attainment of each such level of achievement. The performance objectives and incentive opportunity relating to any particular incentive need not be the same as those relating to any other incentive, whether made at the same or a different time. The Committee may delegate to the Chief Executive Officer of the Company the establishment and measurement of such performance objectives for Participants who are not Covered Employees.

    PERFORMANCE OBJECTIVE CRITERIA. The performance objectives for Participants who are Covered Employees shall be based on one or more objectively measured financial and operational criteria as measured with respect to the Company and/or one or more of the Subsidiaries (the "Section 162(m) Criteria"):

    Earnings per share

    Net income

    Operating income

    Operations and maintenance expenses

    Capital expenditures

    Revenue

    Return on equity, capital or assets

    Cash flow

    Oil and/or gas production or reserve additions

    Utility throughput, customer count, use per customer, burner tip count

    Customer satisfaction, customer complaint count

    Safety

The performance objectives for Participants who are not Covered Employees may be based on Section 162(m) Criteria or on criteria different from or supplemental to the Section 162(m) Criteria.

4.3 EARNING OF INCENTIVE, INDIVIDUAL MAXIMUM. Promptly after the date on which the necessary information for a particular Plan Year becomes available, the Committee shall determine the extent to which the incentive opportunity for such Plan Year has been earned through the achievement of the relevant performance objectives by each Participant who was granted an incentive for such Plan Year. At its discretion, the Committee may reduce a Participant's earned incentive by up to 25%. The Committee shall certify in writing the earned incentives adjusted for any discretionary reductions. Notwithstanding the terms of any incentive, the maximum incentive under this Plan to any individual for any one Plan Year shall not exceed $1 million.

4.4 PAYMENT OF INCENTIVES. Promptly after the Committee has certified in writing that an incentive has been earned and any discretionary reductions, such incentives shall be paid in cash in a lump sum, provided, that any amounts, the payment of which has been deferred under the Energen Corporation 1997 Deferred Compensation Plan or any successor plan, shall be credited to the Participant's account in accordance with the terms of that plan.

4.5 DEATH, DISABILITY, RETIREMENT, TERMINATION OF EMPLOYMENT. If prior to the last day of a Plan Year for which an incentive is payable, a Participant's employment terminates as a result of the Participant's death, disability, or retirement under the terms of any retirement plan maintained by the Company or a Subsidiary such Participant shall receive an incentive equal to the amount the Participant would have received as an incentive if such Participant had remained an employee through the end of the Plan Year multiplied by a fraction, the numerator of which is the number of days that elapsed during the Plan Year in which the termination occurs prior to and including the date of the Participant's termination of employment and the denominator of which is the number of days in the full Plan Year (a "pro rata incentive"). If a Participant's employment terminates for any other reason during a Plan Year, then no incentive shall be payable to the Participant for such Plan Year, provided, that at its discretion, the Committee may determine to pay such Participant up to a pro rata incentive.

5. GENERAL PROVISIONS.

5.1 EFFECTIVENESS OF THE PLAN. Subject to the approval by the holders of the Common Stock at the 2002 Annual Meeting of Stockholders, the Plan shall be effective with respect to Plan Years beginning on or after January 1, 2002.

5.2 AMENDMENT AND TERMINATION. The Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan; provided, however, that no such amendment, suspension, discontinuance or termination shall adversely affect the rights of any Participant in respect of any Plan Year which has already commenced and no such action shall be effective without approval by the stockholders of the Company to the extent necessary to continue to qualify the amounts payable hereunder to Covered Employees as performance-based compensation under Section 162(m).

5.3 NO RIGHT OF CONTINUED EMPLOYMENT. Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its subsidiaries.

5.4 NO LIMITATION TO CORPORATION ACTION. Nothing in this Plan shall preclude the Committee or the Board, as each or either shall deem necessary or appropriate, from authorizing the payment of compensation outside the parameters of the Plan, including, without limitation, base salaries, incentives under any other plan of the Company and/or its Subsidiaries (whether or not approved by stockholders), any other incentives (whether or not based on the attainment of performance objectives) and retention or other special payments.

5.5 NONALIENATION OF BENEFITS. Except as expressly provided herein, no Participant shall have the power or right to transfer, anticipate, or otherwise encumber the Participant's interest under the Plan except by will or the laws of descent and distribution.

5.6 WITHHOLDING. Any amount payable to a Participant under this Plan shall be subject to any applicable Federal, state and local income and employment taxes and any other amounts that the Company or a Subsidiary is required at law to deduct and withhold from such payment.

5.7 SEVERABILITY. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

5.8 GOVERNING LAW. The Plan shall be construed in accordance with and governed by the laws of the State of Alabama, without reference to the principles of conflict of laws.

    HEADINGS. Headings are inserted in this Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan.

As approved by the Energen Corporation Board of Directors on December 5, 2001, and shareholders on January 30, 2002, and amended by the Board of Directors on October 25, 2006

Secretary